Exhibit 4.3

Specimen Certificate Representing the 8.00% Series B Cumulative Redeemable Preferred Stock, Par Value $0.10 Per Share

NUMBER PRB
UMH PROPERTIES, INC. INCORPORATED UNDER THE LAWS OF THE STATE OF MARYLAND
SEE REVERSE FOR NOTICE ON TRANSFER RESTRICTIONS AND OTHER INFORMATION
8.0% SERIES B CUMULATIVE REDEEMABLE PREFERRED STOCK PAR VALUE $0.10 PER SHARE (LIQUIDATION PREFERENCE $25.00 PER SHARE)
This is to Certify that __________ is the owner of __________fully paid and nonassessable shares of 8.0% Series B Cumulative Redeemable Preferred Stock, par value $0.10 per share (liquidation preference $25.00 per share), of UMH Properties, Inc., a Maryland corporation (the "Corporation"), transferable on the books of the Corporation by the record holder hereof in person or by such holder's duly authorized attorney or legal representative upon surrender of this certificate properly endorsed.  This Certificate and the shares represented hereby are issued and shall be held subject to all of the provisions of the charter of the Corporation (the "Charter") and the Bylaws of the Corporation and any amendments thereto.

WITNESS, the signatures of the duly authorized officers of UMH Properties, Inc. This Certificate is not valid unless signed by the Transfer Agent.
Dated: _____________________
________________________________________
Samuel A. Landy, President and Chief Executive Officer
________________________________________
, Secretary
(SEAL)
AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC,

________________________________________
Authorized Signatory

For Value Received, __________________hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE:
________________________________________________________________

____________________shares of 8.0% Series B Cumulative Redeemable Preferred Stock represented by the within Certificate, and does hereby irrevocably constitute and appoint __________________________ Attorney to transfer the said shares Preferred Stock on the books of the within named Corporation with full power of substitution in the premises.

Dated __________________
____________________________________________________________________________________________________
NOTICE. THE SIGNATURE OF THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATEVER.
In presence of:
______________________________________________________________

IMPORTANT NOTICE
The Corporation will furnish to any stockholder, on request and without charge, a full statement of the information required by Section 2-211(b) of the Maryland General Corporation Law with respect to the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption of the stock of each class which the Corporation has authority to issue and, if the Corporation is authorized to issue any preferred or special class in series, (i) the differences in the relative rights and preferences between the shares of each series to the extent set, and (ii) the authority  of the Board of Directors to set such rights and preferences of subsequent series.  The foregoing summary does not purport to be complete and is subject to and qualified in its entirety by reference to the Charter, a copy of which will be sent without charge to each stockholder who so requests.  Such request must be made to the Secretary of the Corporation at its principal office.
The securities represented by this Certificate are subject to restrictions on ownership and Transfer for the purpose of the Corporation's maintenance of its status as a "Real Estate Investment Trust" under the Internal Revenue Code of 1986, as amended.  Except as otherwise provided pursuant to the Charter of the Corporation, no Person may Beneficially Own or Constructively Own Equity Stock in excess of 9.8% (in value or in number of shares of Equity Stock, whichever is more restrictive) of the outstanding Equity Stock of the Corporation, with further restrictions and exceptions set forth in the Charter of the Corporation.  There may be no Transfer that would cause a violation of the Ownership Limit, that would result in Equity Stock of the Corporation being Beneficially Owned by fewer than 100 Persons, that would result in the Corporation's being "closely held" under Section 856(h) of the Code, or that would otherwise result in the Corporation failing to qualify as a REIT.  Any Peron who attempts or proposes to own, Beneficially Own or Constructively Own Equity Stock in excess of, or in violation of, the above limitations must notify the Corporation in writing at least 15 days prior to such proposed or attempted Transfer to such Person.  If an attempt is made to violate these restrictions on Transfers, (i) any Purported Transfer will be void and will not be recognized by the Corporation, (ii) the Corporation will have the right to redeem the Stock proposed to be Transferred, and (iii) the Stock represented hereby generally will be automatically converted into and exchanged for Excess Stock, which will be held in trust by the Trustee in part for the benefit of a Charitable Beneficiary.  All capitalized terms in this legend have the meanings defined in the Charter of the Corporation, a copy of which, including the restrictions on ownership and Transfer, will be sent without charge to each stockholder who directs a request for such information to the Chairman of the Board of the Corporation.